UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2026

Trevi Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38886	45-0834299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Church Street, 16th Floor New Haven, Connecticut	06510
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 304-2499

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TRVI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On March 9, 2026, Trevi Therapeutics, Inc., a Delaware corporation (the “Company”), announced results of the Company’s End-of-Phase 2 meeting with the U.S. Food and Drug Administration (the “FDA”). At the meeting, the Company gained overall alignment on the plan for the remaining idiopathic pulmonary fibrosis (“IPF”)-related chronic cough development program. The Company plans to conduct two pivotal Phase 3 clinical trials and obtained agreement on the remaining Phase 1 clinical studies that the Company expects to conduct to support the New Drug Application (“NDA”) submission. The Company plans to conduct the Phase 3 trials in parallel with each other and is on track to initiate the first Phase 3 trial in the second quarter of 2026 and the second Phase 3 trial in the second half of 2026.

The Phase 3 trials will both be randomized, double-blind, placebo-controlled, multicenter, global trials evaluating the safety and efficacy of nalbuphine ER tablets, with 54 mg twice-a-day (“BID”) dosing, for the treatment of patients with IPF-related chronic cough. Patients enrolled in the trials will be randomized 2:1 to either nalbuphine ER or placebo. The first of the two Phase 3 trials is planned to enroll approximately 300 patients with IPF-related chronic cough and have 52 weeks of fixed dosing, with the primary endpoint at 24 weeks of fixed dosing. The other Phase 3 trial is planned to enroll approximately 130 patients with IPF-related chronic cough and have 12 weeks of fixed dosing. The primary efficacy endpoint for both trials will be the relative change from Baseline in 24-hour cough frequency (coughs per hour), as determined by an objective cough monitor, for nalbuphine ER compared with placebo. These trial designs are subject to final review of the protocols by the FDA.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks and uncertainties and actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding the Company’s business plans and objectives, including future plans or expectations for Haduvio and plans and timing with respect to clinical trials, statements regarding FDA guidance, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” and similar expressions. Risks that contribute to the uncertain nature of the forward-looking statements include: uncertainties regarding the success, cost and timing of the Company’s product candidate development activities and clinical trials; the risk that positive data from a clinical trial may not necessarily be predictive of the results of later clinical trials in the same or a different indication; uncertainties regarding the Company’s ability to execute on its strategy; uncertainties with respect to regulatory authorities’ views as to the data from the Company’s clinical trials and next steps in the development path for Haduvio in the United States and foreign countries; uncertainties inherent in estimating the Company’s cash runway, future expenses and other financial results, including the Company’s ability to fund future operations, including clinical trials; as well as other risks and uncertainties set forth in the quarterly report on Form 10-Q for the quarter ended September 30, 2025 filed with the Securities and Exchange Commission and in subsequent filings made by the Company with the Securities and Exchange Commission. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. Trevi undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREVI THERAPEUTICS, INC.

Date: March 9, 2026	By:	/s/ David C. Hastings
Name: David C. Hastings
Title: Chief Financial Officer